UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 2, 2007
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	021238 (Commission File Number)	06-1313069 (I.R.S. Employer Identification No.)
13410 Sutton Park Drive South, Jacksonville, Florida
(Address of principal executive offices)
32224
(Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On January 2, 2007, Landstar System, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Robert C. LaRose, its Executive Vice President and Chief Financial Officer, providing for certain changes in Mr. LaRose’s title, duties and compensation as an employee of the Company.
Effective as of the date of the Letter Agreement, Mr. LaRose became the Company’s Executive Vice President and Co-Chief Financial Officer. Under the Letter Agreement, on June 1, 2007, Mr. LaRose is scheduled to cease to be an executive officer of the Company and will instead serve as Special Advisor to the President and Chief Executive Officer. The term of Mr. LaRose’s employment under the Letter Agreement will expire on December 31, 2008.
Under the Letter Agreement, Mr. LaRose’s compensation and benefits will remain unchanged through May 31, 2007. Thereafter, his salary will be reduced to $100,000 (on an annualized basis). Mr. LaRose will be eligible for an Executive Incentive Compensation Plan (“EICP”) bonus for fiscal 2007 but will not be eligible for an EICP bonus with respect to fiscal 2008.
Under the Letter Agreement, Mr. LaRose’s Key Employee Protection Agreement dated as of January 30, 1998 and amended as of August 7, 2002, will be terminated as of the close of business on May 31, 2007. In addition, under the Letter Agreement, certain other arrangements relating to Mr. LaRose’s employment will be terminated or modified as of May 31, 2007.
Under the Letter Agreement, Mr. LaRose has agreed that until the later of the date on which his service under the Letter Agreement ceases and December 31, 2008, whichever period is longer, he will work exclusively for the Company and will not enter into any employment, consulting or similar arrangement of any kind with any competitor of the Company, without the prior written consent of the President and Chief Executive Officer of the Company, which consent shall not be unreasonably withheld.
This summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 2, 2007, the Board of Directors of the Company has appointed James B. Gattoni, 45, as the Company’s Co-Chief Financial Officer and principal accounting officer. Mr. Gattoni has served as the Company’s Corporate Controller since 1995.
In connection with this appointment, on January 2, 2007, Mr. Gattoni received a grant of options under the Company’s 2002 Employee Stock Option Plan to acquire up to 30,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). The options vest in full on January 2, 2012 and have a strike price equal to $38.18, i.e., the closing price of the Common Stock on the last trading day before the grant date, and are otherwise subject to the applicable terms of such Plan. Mr. Gattoni’s annual salary is $225,000 and he is eligible to participate under the Company’s EICP bonus plan. Mr. Gattoni has a Key Employee Protection Agreement, as amended, forms of which Agreement and amendment were filed as Exhibits 10.12 and 10.18, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Mr. Gattoni has an Indemnification Agreement with the Company, a form of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Letter Agreement, dated January 2, 2007, between Landstar System, Inc. and Robert C. LaRose.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: January 3, 2007	/s/ Henry H. Gerkens
Henry H. Gerkens
President and Chief Executive Officer

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